EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the DoubleLine Opportunistic Credit Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the DoubleLine Opportunistic Credit Fund for the period ended September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the DoubleLine Opportunistic Credit Fund for the stated period.

/s/ Ronald R. Redell	/s/ Henry V. Chase
Ronald R. Redell President and Chief Executive Officer	Henry V. Chase Treasurer and Principal Financial and Accounting Officer
Dated: December 1, 2023	Dated: December 1, 2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by DoubleLine Opportunistic Credit Fund for purposes of Section 18 of the Securities Exchange Act of 1934.

12